Exhibit 1(d)

               MUTUAL OF AMERICA INVESTMENT CORPORATION

                 ARTICLES SUPPLEMENTARY TO THE CHARTER

      MUTUAL OF AMERICA INVESTMENT CORPORATION, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Corporation is an open-end company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), with authority to issue an aggregate amount of 1,000,000,000 shares of capital stock and to issue the number of shares of stock of each class as follows:

     Money Market Fund.......................................25,000,000
     Stock Fund.............................................400,000,000
     Bond Fund...............................................25,000,000
     Composite Fund.........................................200,000,000

      SECOND: All shares of the Corporation's capital stock have a par value of $.01 per share. The aggregate par value of all the shares of all classes of the Corporation's capital stock is Ten Million Dollars ($10,000,000).

      THIRD: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby increases the number of authorized shares of each of the following classes of the Corporation's capital stock as follows:

                                Before the Increase            As Increased
                                -------------------            ------------
Money Market Fund               25,000,000                     50,000,000

Bond Fund                       25,000,000                     200,000,000

      FOURTH: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby decreases the number of authorized shares of each of the following classes of the Corporation's capital stock as follows:

                                Before the Decrease            As Decreased
                                -------------------            ------------
Stock Fund                      400,000,000                    300,000,000

Composite Fund                  200,000,000                    100,000,000

      FIFTH: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby designates the following additional classes of the Corporation's capital and authorizes the issuance of shares for each of the additional classes of the Corporation's capital stock as follows:

                                     Number of Authorized Shares
                                     ---------------------------
Equity Index Fund                            75,000,000

Short-Term Bond Fund                         50,000,000

Mid-Term Bond Fund                           50,000,000

      SIXTH: All of the additional shares of the Money Market Fund and the Bond Fund and all of the newly authorized shares of each of the newly designated Equity Index Fund, Short-Term Bond Fund and Mid-Term Bond Fund shall have the powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations set forth in the Corporation's charter, as amended, and as required by the 1940 Act.

      SEVENTH: All of the additional shares of the Money Market Fund and the Bond Fund and all of the newly authorized shares of each of the newly designated Equity Index Fund, Short-Term Bond Fund and Mid-Term Bond Fund shall have a par value of $.01 per share.

      EIGHTH: The aggregate par value of all the shares of all classes, before the occurrence of the events as set forth in Articles Third, Fourth and Fifth was, and upon the occurrence of the events set forth in Articles Third, Fourth and Fifth is, Ten Million Dollars ($10,000,000).

      IN WITNESS WHEREOF, MUTUAL OF AMERICA INVESTMENT CORPORATION has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on February 16, 1993.

                                            MUTUAL OF AMERICA INVESTMENT
                                               CORPORATION

                                            By: /s/ Dolores J. Morrissey
                                               ---------------------------------
                                                    Dolores J. Morrissey
                                                    President

Attest:

  /s/ Stephanie J. Kopp
------------------------
     Stephanie J. Kopp
     Secretary


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

      THE UNDERSIGNED, President of MUTUAL OF AMERICA INVESTMENT CORPORATION, who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                  /s/ Dolores J. Morrissey
                                                  ------------------------


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